CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 12, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-50350) of Dreyfus Balanced Fund, Inc.






                                        ERNST & YOUNG LLP


New York, New York
December 26, 2001